AIRBEE WIRELESS, INC.

WARRANT TO PURCHASE COMMON STOCK

WC-2008 - I -

THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR QUALIFIED UNDER STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND EFFECTIVE QUALIFICATION THEREOF OR IF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE QUALIFICATION REQUIREMENTS OF THE RELEVANT STATE.

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, ___________________ (the “Holder”), and/or its assigns, is entitled to purchase, from time to time and subject to the terms and conditions of this Warrant, from AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”), fully paid and nonassessable shares of Common Stock of the Company, par value $0.00004 per share (each, a “Share” and collectively, the “Shares”), in accordance with the terms hereof, during the period commencing on the date set forth on the signature page hereof (the “Commencement Date”). Terms not defined herein shall have the meaning ascribed to them in the Convertible Debenture and Warrant Purchase Agreement being executed contemporaneously herewith (the “Purchase Agreement”). If there is any conflict between the terms of the Purchase Agreement and this Warrant, the Purchase Agreement shall govern. If this Warrant is silent as to any term, the terms of the Purchase Agreement shall govern.

1. Number of Shares; Vesting; Exercise Price and Expiration Date.

(a) This Warrant may be exercised for ____________________ Shares, subject to adjustment pursuant to the terms hereof.

(b) The right to exercise this Warrant shall fully vest on the Commencement Date.

(c) The exercise or purchase price for the Shares shall be $_______ per Share. Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

(d) The purchase right represented by this Warrant shall terminate on or before 5 p.m. Pacific standard time, on the fifth (5th) anniversary of the Commencement Date (the “Expiration Date”).

2. Exercise and Payment.

(a) Cash Exercise. At any time after the Commencement Date, this Warrant may be exercised in whole or in part, from time to time, by the Holder by surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed by the Holder to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise. Payment may be in cash or by check payable to the order of the Company.

(b) Mandatory Exercise. Promptly following the first consecutive ten (10) trading day period of time prior to the Expiration Date during which the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, is equal to or greater than 300% of the Exercise Price on each day during such period, the Company shall deliver to the Holder a Mandatory Exercise Notice, together with a computation demonstrating the basis for such Mandatory Exercise Notice. In such event, notwithstanding anything to the contrary in Section 2(a) above, the Holder agrees to exercise this Warrant in full within ten (10) days following receipt of the Mandatory Exercise Notice from the Company. To the extent that this Warrant is not so exercised, it shall expire and be of no further force or effect. For purposes of this Warrant, “Mandatory Exercise Notice” shall mean the notice delivered by the Company to the Holder advising the Holder that the closing sale price of the Company’s Common Stock, as reported by the Nasdaq National Market or other securities exchange on which the Company’s Common Stock is then listed, has been equal to or greater than 300% of the Exercise Price (as adjusted for splits, reverse splits, stock dividends, share combinations and the like) for ten (10) consecutive trading days.

3. Delivery of Certificates. Within a reasonable time after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder, a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise. If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant for the unexercised portion of this Warrant at the time of delivery of such certificate or certificates.

4. No Fractional Shares. No fractional Shares or scrip representing fractional Shares will be issued upon exercise of this Warrant. If upon any exercise of this Warrant a fraction of a Share results, the Company will pay the Holder the difference between the cash value of the fractional Share and the portion of the Exercise Price allocable to the fractional Share.

5. Charges, Taxes and Expenses. The Holder shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

6. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7. Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

8. Adjustment of Exercise Price and Number of Shares. The number of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, or declare a cash dividend, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision or payment of a cash dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Share, so that the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

(b) Share Distribution. If at any time after the date hereof the Company makes a distribution on the Shares into which this Warrant is exercisable payable in Shares or other securities or rights convertible into Shares (“Share Equivalents”) without payment of any consideration by such holder for the additional Shares or the Share Equivalents (including the additional Shares issuable upon exercise or conversion thereof), then the number of Shares for which this Warrant may be exercised shall be increased as of the record date (or the if no record date is set) for determining which holders of Shares shall be entitled to receive such distribution, in proportion to the increase in the number of outstanding Shares (and Shares issuable upon conversion of all such securities convertible into Shares) of Shares as a result of such distribution, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such distribution shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of the class of Shares into which this Warrant is exercised, other than as part of its dissolution or liquidation or the winding up of its affairs, any Shares, any evidence of indebtedness or any of its assets (other than cash, Shares or securities convertible into Shares), then the Company may, at its option, either (i) decrease the per Share Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each Share as determined in good faith by the Company’s Board of Directors or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the Shares otherwise receivable on exercise hereof, the number of Shares or other securities or property which would have been received had this Warrant at the time been exercised without the payment by the Holder of any additional consideration.

(d) Reclassification, Etc. If at any time after the date hereof there shall be a change or reclassification of the securities as to which purchase rights under this Warrant exist into the same or a different number or type of securities of any other class or classes, then the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of Shares or other securities or property resulting from such change or reclassification, which would have been received by Holder for the Shares subject to this Warrant had this Warrant at such time been exercised.

(e) Effect of Reorganization and Asset Sales. If any (i) reorganization of the securities as to which purchase rights under this Warrant exist, (ii) consolidation or merger of the Company with or into another corporation, or (iii) sale or all or substantially all of the Company’s operating assets to another corporation followed by a liquidation of the Company (any such transaction shall be referred to herein as an “Event”), is effected in such a way that holders of Shares are entitled to receive securities and/or assets as a result of their ownership of the Shares, the Holder, upon exercise of this Warrant, shall be entitled to receive such shares of stock securities or assets which the Holder would have received had it fully exercised this Warrant on or prior the record date for such Event. The Company shall not merge into or consolidate with another corporation or sell all of its assets to another corporation for a consideration consisting primarily of securities of such corporation, unless the successor or acquiring corporation, as the case may be, shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed or observed by the Company and all of the obligations and liabilities hereunder unless waived in writing by the Holder.

9. Notice of Adjustments. Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 8 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

10. Rights as Shareholder. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights as a Shareholder of the Company with respect to the Shares, including (without limitation) the right to vote such Shares, receive distributions thereon, or be notified of Shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

11. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “1933 Act”), or an applicable exemption from such registration. In this connection, the Holder acknowledges that the securities legend on Exhibit A to the Notice of Exercise attached hereto shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

12. Certification of Investment Purpose. Unless a current registration statement under the 1933 Act shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder covenants and agrees that, at the time of exercise hereof, it will deliver to the Company a written certification executed by the Holder that the securities acquired by such Holder upon exercise hereof are for the account of such Holder and acquired for investment purposes only and that such securities are not acquired with a view to, or for sale in connection with, any distribution thereof.

13. Transferability. This Warrant shall be transferable on the books of the Company maintained at its principal office wherever then located, upon delivery thereof duly endorsed by the Holder or its assign(s), or their duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto. This Warrant may be transferred, divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares.

14. No Impairment. The Company shall not, by amendment of its certificate of incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be reasonable necessary or appropriate to protect the Holder’s rights hereunder against impairment. If the Company takes any action affecting its Shares other than as described in this Warrant that adversely affect the Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Exercise Price of this Warrant is unchanged.

15. Miscellaneous.

(a) Construction. Unless the context indicates otherwise, the term “Holder” shall include any transferee or transferees of this Warrant pursuant to Section 13 and the term “Warrant” shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to Section 13.

(b) Restrictions. By receipt of this Warrant, the Holder makes the same representations with respect to the acquisition of this Warrant as the Holder is required to make upon the exercise of this Warrant and acquisition of the Shares purchasable hereunder as set forth in the Form of Investment Letter attached as Exhibit A to the Notice of Exercise, the form of which are attached hereto as Exhibit A.

(c) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (or one (1) day following timely deposit with a reputable overnight courier with next day delivery instructions), or upon confirmation of receipt by the sender of any notice by facsimile transmission, at the address indicated below or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

To Holder:	John W. Bartman and Thomas F. Bartman
11777 San Vicente Blvd Suite 600
Los Angeles, California 90049
Facsimile: 310 826-8477

With copies to:	Samuel W. Halper, Esq.
10866 Wilshire Blvd., Suite 400
Los Angeles, CA 90024
Facsimile: 424-901-8399

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

To the Company:	AIRBEE WIRELESS, Inc.
9400 Key West Avenue
Rockville, MD 20850
Attention: E. Eugene Sharer, President
Facsimile: (301) 517-1861

With copies to:	Stradling Yocca Carlson & Rauth
660 Newport Center Drive
Newport Beach, California 92660
Attention: Shivbir S. Grewal, Esq.
Facsimile: (949) 725-4100

and

Allen & Associates LLC
12400 Wilshire Blvd Suite 1080
Los Angeles, California 90025
Facsimile: 310 371-7272

(d) Governing Law. Any dispute in the meaning, effect or validity of this Warrant shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

(e) Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Warrant, including without limitation to enforce any provision in this Warrant, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(f) Entire Agreement. This Warrant, the exhibits and schedules hereto, and the Convertible Debenture and Warrant Purchase Agreement to which it is attached, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter set froth below.

(g) Binding Effect. This Warrant and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and its successors and assigns, and Holder and its successors and assigns.

(h) Waiver; Consent. This Warrant may not be changed, amended, terminated, augmented, rescinded or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto, and no waiver of any of the provisions or conditions of this Warrant or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.

(i) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

(j) Assignment. Holder shall have the right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate its duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

[Remainder of the page is intentionally left blank. Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant effective as of the date set forth below.

DATED: _________________, 2008	“Company”

AIRBEE WIRELESS, INC.

By:
	Name:	E. Eugene Sharer
	Title:	President

“Holder”

[___________________________]

By:
Name:
Title:

Signature Page to WC – 2008 – I -

EXHIBIT A

NOTICE OF EXERCISE

To:   AIRBEE WIRELESS, INC.

The undersigned hereby elects to purchase _____________ Shares (the “Shares”) of AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price pursuant to the terms of the Warrant.

Attached as Exhibit A is an investment representation letter addressed to the Company and executed by the undersigned as required by Section 12 of the Warrant.

Please issue certificates representing the Shares purchased hereunder in the names and in the denominations indicated on Exhibit A attached hereto.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Dated:
Name:
Title:

A-1

Exhibit A

To:    AIRBEE WIRELESS, INC.

In connection with the purchase by the undersigned of _________ Shares of (the “Shares”) of AIRBEE WIRELESS, INC., a Delaware corporation (the “Company”), upon exercise of that certain Warrant dated as of January 30, 2008, the undersigned hereby represents and warrants as follows:

The Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.

The undersigned understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

The undersigned understands the instruments evidencing the Shares may bear the following legend:

THE OFFER AND SALE OF THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR QUALIFIED UNDER STATE SECURITIES LAWS AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR, THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND THE QUALIFICATION REQUIREMENTS OF THE RELEVANT STATE.

Dated:
Name:
Title:

A-2